UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2009

Octavian Global Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146705	01-895182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

______________

1-3 Bury Street Guildford Surrey, GU2 4AW
United Kingdom
(Address of principal executive offices and Zip Code)

+44 1483 543 543
(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Debentures and Warrants Purchase Agreement

On May 14, 2009, we entered into a Debentures and Warrants Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), and closed a private placement offering pursuant to which we raised gross proceeds of $4 million and, among other things, issued and sold (i) Original Issue Discount Convertible Debentures, a form of which is attached as Exhibit 4.5 to this current report and incorporated herein by reference (the “Finance Debentures”), with an aggregate principal face amount of $4,395,600, which Finance Debentures are convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a conversion price of $3.10 per share, subject to adjustment as set forth therein, (ii) an aggregate of 283,587 shares of Common Stock to the Investors (the “Finance Shares”), (iii) five-year Common Stock Purchase Warrants, to purchase up to an aggregate of 645,161 shares of Common Stock at an initial exercise price of $3.10 per share and (iv) seven-year Common Stock Purchase Warrants to purchase up to an aggregate of 645,161 shares of Common Stock at an initial exercise price of $4.65 per share, which exercise prices and number of shares exercisable thereunder are subject to adjustment as set forth therein (the “Finance Warrants”).  A form of Finance Warrant is attached as Exhibit 4.6 to this current report and incorporated herein by reference.  The Purchase Agreement is filed as Exhibit 10.18 to this current report and incorporated herein by reference.

Debt for Equity Exchange

Pursuant to the terms of the Purchase Agreement, Austrian Gaming Industries GmbH (“AGI”), the Company’s principal supplier of casino gaming machines and a holder of approximately 31.2 percent of the issued and outstanding Common Stock prior to the consummation of the Purchase Agreement, agreed to exchange (the “Exchange”) outstanding accounts payables owed to it by the Company, in the aggregate amount of $6,491,175.89, for (i) Convertible Debentures of the Company (the “Exchange Debentures”) with a principal amount of $6,491,175.89 which Exchange Debentures provided for similar terms as the Finance Debentures, except that they were issued without any original issue discount, (ii) an aggregate of 418,786 shares of Common Stock, (iii) five-year Common Stock Purchase Warrants, in the same form as Finance Warrants, to purchase up to an aggregate of 1,046,964 shares of Common Stock at an initial exercise price of $3.10 per share and (iv) seven-year Common Stock Purchase Warrants, in the same form as the Finance Warrants, to purchase up an aggregate of 1,046,964 shares of Common Stock at an initial exercise price of $4.65 per share, which exercise prices and the number of shares exercisable thereunder are subject to adjustment as set forth therein. Immediately upon the consummation of the Purchase Agreement, the Exchange Debenture was converted into 2,093,928 shares of Common Stock.

Investor Consent and Amendment

In order to consummate the Purchase Agreement and the other transactions related thereto, the Company entered into a Consent and Amendment Agreement (the “Consent and Amendment”) with certain holders of the Company’s Original Issue Discount Convertible Debentures issued pursuant to a Securities Purchase Agreement, dated October 30, 2008.  Pursuant to the Consent and Amendment, the holders consented to the Purchase Agreement and the transactions contemplated therein, including the Exchange and the issuance of all of the securities issued by the Company pursuant thereto.

All of the specific terms and conditions of the Consent and Amendment are set forth in the Consent and Amendment which is filed as Exhibit 10.19 to this current report and incorporated herein by reference.

Stockholder Agreement

Concurrent with the Purchase Agreement, the Company entered into a Stockholder Agreement (the “Stockholder Agreement”) with Ziria Enterprises Limited (“Ziria”), a corporation of which Harmen Brenninkmeijer, the Company’s Chairman and Chief Executive Officer, is the sole shareholder; AGI; and Mr. Brenninkmeijer.  Ziria, AGI and Mr. Brenninkmeijer are sometimes referred to hereafter collectively as the “Principal Stockholders” and each individually as a “Principal Stockholder.”  Pursuant to the Stockholder Agreement, the Principal Stockholders and the Company have agreed to certain terms and conditions regarding the ownership of the shares of Common Stock held by the Principal Stockholders (the “Principal Shares”), including certain restrictions on the voting and transfer of the Principal Shares, as well as management of the Company and its subsidiaries.  In addition, the Stockholder Agreement provides that the board of directors of the Company (the “Board”) shall consist of Mr. Brenninkmeijer, Peter Brenninkmeijer and Peter Moffitt, each of whom was a director of the Company prior to the execution of the Stockholder Agreement, and, in addition, one designee of AGI (the “AGI Designee”) and one designee of Harmen Brenninkmeijer (the “HB Designee”), which shall be in addition to Mr. Brenninkmeijer’s seat on the Board.  No additional seats on the Board may be created and no other person or entity may be appointed to the Board without the prior written consent of Harmen Brenninkmeijer and AGI; provided, however, that the AGI Designee may be removed at anytime by AGI and replaced by another person appointed solely by AGI.  Similarly, the HB Designee may be removed at any time by Harmen Brenninkmeijer and replaced by another person appointed solely by him. The Stockholder Agreement further provides that the management of the Company shall be conducted in the manner it was being conducted immediately prior to the execution of the Stockholder Agreement; provided that AGI shall have consent rights with respect to certain corporate actions as set forth therein.

All of the specific terms and conditions of the Stockholder Agreement are set forth in the copy of the Stockholder Agreement which is filed as a Exhibit 10.20 to this current report and incorporated herein by reference.

Amended and Restated Employment Agreement

We entered into an Amended and Restated Employment Agreement with Mr. Brenninkmeijer, effective as of May 14, 2009 (the “Amended Agreement”), which amends and restates that certain Employment Agreement dated October 30, 2008 by and between the Company and Mr. Brenninkmeijer, as amended on December 8, 2008 (the “Prior Agreement”).  The terms of the Amended Agreement supersede and replace the terms of the Prior Agreement and govern the relationship between the parties thereto regarding the subject matter set forth therein.

All of the specific terms and conditions of the Amended Agreement are set forth in the copy of the Amended Agreement which is filed as a Exhibit 10.21 to this current report and incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreement described in Item 1.01 of this current report, on May 14, 2009, the Company issued (i) Debentures in an aggregate principal amount of US$10,904,576; (ii) Warrants to purchase up to an aggregate of  3,384,250 shares of Common Stock; and (iii) 702,373 shares of Common Stock.  The Finance Debentures are initially convertible into an aggregate of 1,290,322 shares of Common Stock and the Exchange Debentures were immediately converted into an aggregate of 2,093,928 shares of Common Stock.  The Company raised gross proceeds of $4 million and cancelled existing indebtedness of $6,491,176. As a result of the Purchase Agreement, AGI increased its beneficial ownership of the voting shares of Common Stock to approximately 50.8% of the issued and outstanding Common Stock from approximately 31.2%. This offer and sale of securities was made in reliance upon the exemption from registration provided by Regulation S of the Securities Act, Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

The information provided in this current report is not an offer to sell nor is it a solicitation of an offer for the purchase of any of our securities and is intended to comply with Rule 135c of the Securities Act.

Item 5.01 – Change of Control

As a result of the securities issued to AGI under the provisions of the Purchase Agreement and pursuant to the Exchange, AGI increased its beneficial ownership of our Common Stock to approximately 50.8% from approximately 31.2%.  Such increase in AGI’s beneficial ownership is deemed to be a change of control. AGI’s ownership of greater than 50% of our voting capital stock outstanding, effectively provides AGI with a sole right of approval with respect to all corporate actions of the Company requiring a vote of the Company’s stockholders.   Additionally, pursuant to the terms of the Stockholder Agreement, the Company shall not take (or, to the extent applicable, permit any subsidiary of the Company to take) certain actions, or enter into any arrangement or contract to do certain actions, without the prior approval of the AGI Designee.  Such actions include, but are not limited to: (i) making any amendment to the certificate of incorporation, by-laws or other organizational document of the Company or any material subsidiary; (ii) incurring capital expenditures in excess of $1,000,000 per annum; (iii) making an assignment of its assets for the benefit of its creditors or an assignment of the assets of another entity for the benefit of such entity’s creditors; (iv) entering into any joint venture with or equity investment in any Person, including any equity investment in any Subsidiary, in any amount greater than $250,000; (v) the issuance of Common Stock or Common Stock equivalents other than pursuant to a stock or option plan previously approved by the Board of Directors; and (vi)  incurring, assuming or refinancing of any indebtedness or liens for borrowed money (including, without limitation, through capital leases, acting as a surety, the issuance of debt securities or the guarantee of indebtedness of another person) in an amount greater than $500,000 per annum.  The foregoing list of actions of the Company is not intended to be a complete list of all actions specifically addressed under the terms of the Stockholder Agreement and is qualified in its entirety by reference to the Stockholder Agreement.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board appointed Mr. Charles Hiten, 40, as a director on May 14, 2009 to fill a vacancy on the Board and to serve as the AGI Designee.

Mr. Hiten currently serves, and has previously served, in various positions with Novomatic AG Holding, including its subsidiaries, an integrated global gaming company, since February 2001.  Mr. Hiten currently serves as a managing director of the following Novomatic AG Holding subsidiaries: Chilean Enterprises SpA, since August 2008; SFI Resorts SA, since August 2008; Novomatic Investments Chile SA, since June 2007; Novomatic Holdings Chile Ltd, since April 2007; and NovoSun SA, since May 2007. From 2004 through March 2007, Mr. Hiten was the compliance officer of Novomatic AG Holding.  From September 2003 through January 2009, Mr. Hiten was the managing director of Austrian Gaming Industries GmbH, a subsidiary of Novomatic AG Holding.  Additionally, Mr. Hiten currently serves as a director of San Francisco Investments SA, a privately-held Chilean-based company that engages in the development, operation and management of casinos.

Item 8.01 – Other Events

Octavian announced the sale of the Finance Debentures and the consummation of the Exchange.  The press release was issued by Octavian on May 20, 2009 and is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

Financial Statements of Business Acquired and Pro Forma Financial Information

(a)           Financial Statements of Business Acquired

Not applicable.

(b)           Pro Forma Financial Information

Not applicable.

(c)    Exhibits

Exhibit	Description

4.5	Form of Debenture pursuant to the Debentures and Warrants Purchase Agreement between Octavian Global Technologies, Inc. and certain purchasers, dated May 14, 2009

4.6	Form of Warrant pursuant to the Debentures and Warrants Purchase Agreement between Octavian Global Technologies, Inc. and certain purchasers, dated May 14, 2009

10.18	Debentures and Warrants Purchase Agreement between Octavian Global Technologies, Inc. and certain purchasers, dated May 14, 2009

10.19	Consent and Amendment between Octavian Global Technologies, Inc. and certain purchasers, dated May 14, 2009

10.20	Stockholder Agreement by and among Octavian Global Technologies, Inc., Ziria Enterprises Limuted, Harmen Brenninkmeijer and Austrian Gaming Industries GmbH, dated May 14, 2009

10.21	Amended and Restated Employment Agreement between Octavian Global Technologies, Inc. and Harmen Brenninkmeijer, dated May 14, 2009

99.1	Press Release

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCTAVIAN GLOBAL TECHNOLOGIES, INC.

Dated: May 20, 2009	By:	/s/ Harmen Brenninkmeijer
Harmen Brenninkmeijer Chief Executive Officer